As filed with the Securities and Exchange Commission on June 11, 1999
                                                Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------
                              DOCTORSURF.COM, INC.
             (Exact name of registrant as specified in its charter)

       Florida                              7375 59-3569844
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
of incorporation or           Classification Code Number)      Identification
organization)                                                  No.)

                              Dr. Rakesh K. Sharma
                              6950 Bryan Dairy Road
                              Largo, Florida 33777
                                 (727) 441-8663
               (Address, including zip code, and telephone number
        including area code, of registrant's principal executive Offices)
                         ------------------------------
                                   F & L Corp.
                                200 Laura Street
                           Jacksonville, Florida 32202
                                 (904) 359-2000
                             Facsimile (904)359-8700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                   Copies to:
                                Martin A. Traber
                               Marina A. Choundas
                                 Foley & Lardner
                         100 N. Tampa Street, Suite 2700
                              Tampa, Florida 33602
                                 (813) 229-2300
                            Facsimile: (813) 221-4210
                         ------------------------------
       Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                         ------------------------------
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
                         ------------------------------

                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

       Title of Each                  Amount                    Proposed                       Proposed                  Amount of
          Class of                    to be                      maximum                       Maximum                  Registration
      Securities to be              registered               offering price                   Aggregate                     Fee
         Registered                                             per share                   Offering Price
------------------------------------------------------------------------------------------------------------------------------------
Common Stock                        25,000,000                   $1.00*                      $25,000,000                   $6,950
------------------------------------------------------------------------------------------------------------------------------------
$0.01 par value
------------------------------------------------------------------------------------------------------------------------------------

*Calculated pursuant to Rule 457(c). the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on $1 per share. The shares to be offered pursuant to this Registration Statement will be issued at no cost to doctors who subscribe to the Company's Web site in exchange for their providing the Company with biographical and certain other personal information. However, the Company is concurrently offering 750,000 shares of its Common Stock at $1 per share to accredited investors in a private placement exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933, and the Company is using that price for purposes of calculating the registration fee.

* The Registration hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                    SUBJECT TO COMPLETION DATED JUNE 11, 1999

                                                                          [LOGO]

                              DOCTORSURF.COM, INC.
                        25,000,000 Shares of Common Stock


         DoctorSurf.com, Inc. (the "Company" or "DoctorSurf.com") is offering hereby 25,000,000 shares of common stock, par value $.01 per share, of the Company (the "Shares" or "Common Stock"). The Company is not a reporting company. Prior to the Offering, there has been no public market for the Common Stock, and there is no assurance that a market will develop. The price does not necessarily relate to the Company's book value or any other established criteria of value. Prospective Common Stock investors should carefully consider the "Risk Factors" beginning on page 7.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

         The maximum offering price for the Shares will be $0.00 and the maximum number of shares to be offered is 25,000,000 Shares.


                  Price                    Underwriting                Proceeds
                    to                     discounts and                  to
                  Public                   commissions(1)               Company
                  ------                   --------------              --------

Per Share         $0.00                        $0.00                    $0.00
Total             $0.00                        $0.00                    $0.00

-----------------------

(1)  Other Expenses of Issuance and Distribution


Securities and Exchange Commission filing fee......................... $  6,950
Printing and engraving expenses....................................... $ 10,000
Accountants' fees and expenses ....................................... $  2,500
Legal fees and expenses............................................... $ 40,000
     Total............................................................ $ 59,450


     The Company will pay all of the fees, costs and expenses set forth above. Other than the SEC filing fee, all fees and expenses are estimated.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFIED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

         The Company intends to furnish to its stockholders annual reports containing audited financial statements certified by an independent public accounting firm and quarterly reports containing unaudited interim financial information for the first three fiscal quarters of each fiscal year of the Company.

         The Company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference) and such a request is to be directed to the Company at 6950 Bryan Dairy Road, Largo, Florida 33777, (727) 441-8663.

                        Cautionary Statement for Purposes
                     of the "Safe Harbor" Provisions of the
                      Private Litigation Reform Act of 1995

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS OF THE COMPANY'S MANAGEMENT. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ESTIMATE THE HAPPENING OF FUTURE EVENTS, ARE NOT BASED ON HISTORICAL FACT AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY", "WILL", "EXPECT", "SHOULD", "COULD", "ESTIMATE", "ANTICIPATE", "POSSIBLE", "PROBABLE", "CONTINUE", OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS. THE "RISK FACTORS" SET FORTH IN THIS DOCUMENT CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT HAVE BEEN COMPILED BY THE COMPANY'S MANAGEMENT ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED BY MANAGEMENT TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION, GUARANTY, OR WARRANTY IS TO BE INFERRED FROM THOSE FORWARD-LOOKING STATEMENTS. THEREFORE, PROSPECTIVE PURCHASERS OF THE SHARES ARE URGED TO CONSULT WITH THEIR ADVISORS (THE OPINIONS OF WHICH MAY DIFFER FROM THOSE SPECIFIED IN THOSE FORWARD-LOOKING STATEMENTS) WITH RESPECT TO THOSE ASSUMPTIONS OR HYPOTHESES.

THE ASSUMPTIONS USED FOR PURPOSES OF THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT REPRESENT ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TO UNCERTAINTY AS TO POSSIBLE CHANGES IN ECONOMIC, LEGISLATIVE, INDUSTRY, AND OTHER CIRCUMSTANCES. AS A RESULT, THE IDENTIFICATION AND INTERPRETATION OF DATA AND OTHER INFORMATION AND THEIR USE IN DEVELOPING AND SELECTING ASSUMPTIONS FROM AND AMONG REASONABLE ALTERNATIVES REQUIRE THE EXERCISE OF JUDGMENT. TO THE EXTENT THAT THE ASSUMED EVENTS DO NOT OCCUR, THE OUTCOME MAY VARY SUBSTANTIALLY FROM ANTICIPATED OR PROJECTED RESULTS, AND, ACCORDINGLY, NO OPINION IS EXPRESSED ON THE ACHIEVABILITY OF THOSE FORWARD-LOOKING STATEMENTS.

THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS PROSPECTUS HAVE BEEN COMPILED AS OF THE DATE OF THIS PROSPECTUS AND SHOULD BE EVALUATED WITH CONSIDERATION OF ANY CHANGES OCCURRING AFTER THE DATE OF THIS PROSPECTUS. NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSUMPTIONS RELATING TO THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS PROSPECTUS ARE ACCURATE OR THAT THEY WILL PROVE TO BE APPLICABLE TO A PARTICULAR PURCHASER OF THE SHARES. IT IS THE RESPONSIBILITY OF THE PURCHASERS OF THE SHARES AND THEIR ADVISORS TO REVIEW THOSE FORWARD-LOOKING STATEMENTS TO CONSIDER THE ASSUMPTIONS ON WHICH THOSE FORWARD-LOOKING STATEMENTS ARE BASED AND TO ASCERTAIN THEIR REASONABLENESS.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY...................................................................    6

RISK FACTORS..............................................................    7

THE COMPANY...............................................................   13

USE OF PROCEEDS...........................................................   13

DIVIDEND POLICY...........................................................   13

CAPITALIZATION............................................................   13

PLAN OF DISTRIBUTION......................................................   13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS...............................................   14

BUSINESS..................................................................   16

MANAGEMENT................................................................   18

PRINCIPAL STOCKHOLDERS....................................................   19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................   20

DESCRIPTION OF SECURITIES.................................................   21

MARKET FOR COMMON STOCK...................................................   22

SHARES ELIGIBLE FOR FUTURE SALE...........................................   22

EXPERTS...................................................................   22

LEGAL MATTERS.............................................................   22

ADDITIONAL INFORMATION....................................................   23

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information and the Company's financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors."

The Company

         DOCTORSURF.COM, INC. was incorporated in Tampa, Florida in April 1999 to provide a premier Internet Web site dedicated to physician education, communication and information exchange. The Company plans to offer Web site services that will establish the industry standard for secure health care communications and information exchange among a private network of doctors. The Company's principal executive office is located at 6950 Bryan Dairy Road, Largo, Florida 33777 and its telephone number is (727) 441-8663.

The Offering

Common Stock Offered                25,000,000 shares

Use of Proceeds                     The Company is issuing the Shares at no cost
                                    to doctors who subscribe to the Company's
                                    Web site in exchange for their providing the Company with biographical and certain other personal information that will enable the Company to better target the needs of its subscribers and lure advertisers to promote on the Web site. See "Use of Proceeds."

Risk Factors

         The Shares offered hereby involve a high degree of risk, and prospective purchasers should carefully consider the factors described under the heading "Risk Factors."

                                  RISK FACTORS

         An investment in the Shares involves a substantial number of significant risks, which each prospective purchaser of the Shares should consider prior to making a decision to purchase the Shares. Each prospective purchaser of the Shares should carefully consider the following risk factors, as well as other risk factors, which may be specified by the provisions of this document. This Prospectus contains forward-looking statements that involve risks and uncertainties. The actual results of the Company may differ materially from the results specified in the forward-looking statements because of certain factors, including those specified in the following risk factors and elsewhere in this document. Prospective purchasers of the Shares must be prepared for the possible loss of their entire investments in the Company. The order in which the following risk factors are presented is arbitrary, and prospective purchasers of the Shares should not conclude, because of the order of presentation of the following risk factors, that one risk factor is more significant than another risk factor.

No Operating History

         The Company was formed in April 1999 and plans to establish its Web site during the third quarter of 1999. Accordingly, we have no operating history on which you can base your evaluation of our business and prospects. Our prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the early stages of development in new and evolving markets for online services. The risks include:

         * our ability to further develop awareness and loyalty for our DoctorSurf.com brand;

         *   our ability to attract and retain qualified personnel; and

         * our ability to anticipate and adapt to the changes in the evolving electronic commerce market.

Reliance on Computer Equipment and Software Systems

         The Company intends to invest significantly in its computer equipment and software systems, and has focused on applying this technology to meet its customers' needs. The Company anticipates that it will be necessary to continue to invest in and develop new and enhanced computer systems on a timely basis to maintain its competitiveness. From time to time, capital expenditures may be required to keep the Company's technology up to date. The temporary or permanent loss of any of the Company's equipment or systems, through operating malfunction or otherwise, could have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on Key Personnel

         The success of the Company is largely dependent upon the efforts, direction and guidance of Dr. Rakesh K. Sharma and Jugal K. Taneja, the Company's founders. The Company's growth and success also depend in part on its ability to attract and retain qualified employees and on the ability of its executive officers and key employees to manage its operations successfully. The loss of either Dr. Sharma or Mr. Taneja, or the inability of the company to attract and retain key management personnel in the future, could have a material adverse effect on the Company's results of operations and financial condition.

Competition from Internet Companies

         The market for Internet products and services is highly competitive. There are no substantial barriers to entry in these markets, and we expect that competition will continue to intensify.

         As we expand the scope of our Internet services, we will compete directly with a greater number of Internet sites and other online providers who offer competitive products or services addressing medical topics on the Internet. Increased competition in medicine-related services may reduce our access to subscribers and advertisers, and thus reduce our revenue.

Dependence on System Integrity

         The performance of our Web site is important to our reputation, our ability to attract subscribers and advertisers. Any system failure that causes an interruption or an increase in response time of our services could result in fewer potential subscribers. System failures, if prolonged, could reduce the attractiveness of our services to potential subscribers.

         Our operations are susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins, and similar events. In addition, despite our implementation of network security measures, our servers are vulnerable to computer viruses, break-ins, and similar disruptions from unauthorized tampering with our computer systems. We do not carry sufficient insurance to compensate for losses that may occur as a result of any of these events.

Legal Uncertainties Associated with the Internet and Electronic Commerce

         A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including:

         *   online content;

         *   user privacy;

         *   taxation;

         *   access charges;

         *   liability for third-party activities; and

         *   jurisdiction.

         In addition, the applicability to the Internet of existing laws is uncertain. The adoption of new laws is uncertain. The adoption of new laws or the application of existing laws may decrease the use of the Internet, which would decrease the demand for our services, increase our cost of doing business or otherwise have an adverse effect on our business.

         Certain telephone carriers claim that the increasing popularity of the Internet has burdened the existing telecommunications infrastructure and that many areas with high Internet use are experiencing interruptions in telephone service. These carriers have petitioned the Federal Communications Commission to impose access fees on Internet service providers. If these access fees are imposed, the costs of communicating on the Internet could increase, which could decrease demand for our services and increase our cost of doing business.

Technological Changes

         The market for Internet products and services is characterized by rapid technological developments, evolving industry standards, and frequent new products and enhancements. If faster Internet access becomes more widely available through cable modems or other technologies, we may be required to make significant changes to the design and content of our Web site to compete effectively.

         As the number of Web pages and users increase, we will need to modify the Internet infrastructure and our Web site to accommodate increased traffic on the Web site that we maintain. If we cannot modify our computer systems, we may experience system disruptions and slower response times.

         If we fail to effectively adapt to increased usage of the Internet or new technological developments, our business will be adversely affected.

Importance of Brand Awareness

         We believe that establishing and maintaining the DoctorSurf.com brand name and its reputation is an important aspect of our efforts to attract and expand our technology services. We also believe that the importance of brand recognition will increase due to the growing number of Internet sites and the relatively low barriers to entry. If we fail to adequately promote and maintain our brand name, our financial performance will suffer.

         To maintain and enhance the DoctorSurf.com brand, we must provide high-quality products and services on the Internet. If any breach or alleged breach of security or privacy involving our online services occurs, or if we are unable to otherwise successfully promote and maintain our brand, our business will suffer. Also, to the extent consumers confuse similar medical-related Web sites with ours, our reputation could be harmed and our business could suffer.

Online Security Risks

         A significant barrier to online commerce is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology licensed from third parties to effect secure transmission of confidential information. Advances in computer capabilities, new discoveries in cryptography, or other developments may result in a breach of the algorithms we use to protect customer data. If any compromise of our security occurs, it would injure our reputation, and could impact the success of our business.

Dependence on Software Licensed to us by Third Parties

         Our products and services will rely on software licensed to us by third parties. We believe there are other sources for most of the specialized software we will license and that we could replicate the functionality of this software. However, because our products incorporate software developed and maintained by third parties, and because we will license from third parties certain industry standard software products that cannot be replicated, we depend on those third parties to:

         *   deliver and support reliable products;

         *   enhance their current products;

         *   develop new products on a timely and cost-effective basis; and

         * respond to emerging industry standards and other technological changes.

         In addition, the third party software currently used in our products and the delivery of our services may become obsolete or incompatible with the products and services we offer in the future.

         If we have to replace third-party software for any of those reasons, our business could suffer during the replacement period.

Need for Sufficient Technical and Support Personnel

         Competition for qualified technical and support personnel is intense, and we may not be able to hire and retain sufficient numbers of qualified technical and support personnel. If we fail to hire and retain sufficient numbers of technical and support personnel, our business and results of operations would be adversely affected.

Unexpected Year 2000 Problems

         Many existing computer systems and software products do not properly recognize dates after December 31, 1999. This Year 2000 problem could result in data corruption, system failures or disruptions of operations. We are subject to potential Year 2000 problems affecting our products and services, our internal systems, and the systems of third parties on whom we rely. We believe that the technology underlying our products and services will be Year 2000 compliant. However, we may discover errors or defects in our internal systems that may be unresolvable or that may result in material costs to us. Internal Year 2000 problems could negatively affect our business, operating results and financial condition.

         We use third-party equipment, software and content that may not be Year 2000 compliant. Although we typically receive assurances from third parties that they are Year 2000 compliant, we do not independently verify their Year 2000 compliance. If third parties on whom we rely are not Year 2000 compliant, our business could be adversely affected.

         See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Trade Name Protection

         The Company has registered the domain name "DoctorSurf.com" with InterNIC. The Company plans to submit an application with the U.S. Patent and Trademark Office for the registration of the domain name "DoctorSurf.com". The success of the Web site depends on the ability of the Company to protect its trade name rights to the name "DoctorSurf.com". The inability of the Company to adequately protect its rights to the trade name could have a material adverse effect on the Company's business, financial condition and results of operations.

Limited Transferability

         Under federal and state securities laws, a shareholder's transfer of his or her stock in the Company may be subject to certain restrictions. Thus, Investors will not be able to freely transfer their shares and, when transfer is permissible, Investors may not realize the value they would receive if the Common Stock was not subject to such restrictions on transferability.

Limited Marketability; Possible Volatility of Stock Price

         Because it is uncertain whether a public trading market in the Company's capital stock will develop, a shareholder may not be able to liquidate his or her investment in the Company. The purchase of Common Stock should therefore be considered as a long-term investment. The market price of the Common Stock may fluctuate substantially due to a variety of factors, including announcements of new, similar Web sites by competitors, changes in earnings estimates, changes in accounting principles, sales of Common Stock by existing holders, loss of key personnel and other factors. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has often had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Any such litigation instigated against the Company could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, operating results and financial condition.

Shares Eligible for Future Sale

         Sales of substantial amounts of Common Stock following the Offering could adversely affect the prevailing market price of the Common Stock and the Company's ability to raise capital in the future. The Company has issued 25,000,000 shares of Common Stock to founders of the Company. It is also issuing contemporaneous with this Offering, 750,000 additional shares of Common Stock in a private offering exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933. Upon completion of both offerings, the Company will have a total of 50,750,000 shares of Common Stock outstanding. Consequently, the Company will have 44,250,000 shares of Common Stock after the Offering which are authorized but unissued. These unissued shares, in addition to 5,000,000 shares of Preferred Stock which would have preferential rights over the Common Stock, can be issued at a later date without shareholder approval which could result in further dilution of Investors.

         The 25,000,000 shares of Common Stock sold in the Offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Affiliates'), may generally be sold only in compliance with certain limitations of Rule 144 described below. The remaining approximately 25,750,000 shares of Common Stock will be deemed "Restricted Shares" under Rule 144. None of the Restricted Shares are eligible for sale in the public market immediately after the Offering under Rule 144(k) under the Securities Act.

         In general, under Rule 144 as recently amended, beginning approximately 90 days after the effective date of the Registration Statement of which this Prospectus is a part, a stockholder, including an Affiliate, who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate, is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 507,500 immediately after the Offering and the contemporaneous private placement) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate of the Company, a stockholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate of the Company for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144.

         Prior to the Offering, there has been no public market for the Common Stock. No prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. The Company is unable to estimate the number of shares that may be sold in the public market pursuant to Rule 144, since this will depend on the market price of the Common Stock, the personal circumstances of the sellers, and other factors. Nevertheless, sales of significant amounts of the Common Stock of the Company in the public market could adversely affect the market price of the Common Stock and could impair the Company's ability to raise capital through an offering of its equity securities.

Disclosure of the Securities and Exchange Commission's Position on Indemnification for Securities Act Liabilities

         Florida Corporation Law provides that a Florida corporation has the power to indemnify any person who is a party to any proceeding by (other than an action by, or in the right of the corporation) reason of the fact that the person was a director, officer, employee or agent of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Article IX of the Company's Bylaws provides indemnification to the Company's directors and officers for any action, suit or proceeding of any nature that involves such person by reason of the fact that he or she is or was a director or officer of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Risk of Limitation on Acquisition and Change in Control

         The Articles of Incorporation of the Company authorize the Board of Directors of the Company to issue shares of preferred stock and to establish the preferences and rights of any preferred stock issued. The issuance of additional preferred stock could have the effect of delaying or preventing a change in control of the Company, even if a change in control were in the stockholders' interests.

Concentration of Ownership

         The current executive officers and directors of the Company will beneficially own or have voting control over approximately 28.37% of the out-standing Common Stock following the Offering and the contemporaneous private placement. Accordingly, these individuals will have the ability to influence the election of the Company's directors and effectively to control most corporate actions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control of the Company.

Absence of Dividends

         The Company has never paid cash dividends on its Common Stock and does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

Unidentified Risks

         Although the Company has endeavored to identify all material risks associated with an investment in the Common Stock, it is possible that material risks exist which have not been identified herein.

                                   THE COMPANY

         DOCTORSURF.COM, INC. was incorporated in Tampa, Florida in April 1999 to provide a premier Internet Web site dedicated to physician education, communication and information exchange. The Company plans to offer Web site services that will establish the industry standard for secure health care communications and information exchange among a private network of doctors. The Company's principal executive office is located at 6950 Bryan Dairy Road, Largo, Florida 33777 and its telephone number is (727) 441-8663.

                                 USE OF PROCEEDS

         The Company is issuing the Shares at no cost to doctors who subscribe to the Company's Web site in exchange for their providing the Company with biographical and certain other personal information that will enable the Company to better target the needs of its subscribers and attract advertisers to promote on the Web site.

                                 DIVIDEND POLICY

         The Company has never declared or paid dividends on its capital stock. The Company does not anticipate paying any cash dividends in the foreseeable future. Payments of future dividends, if any, will be at the discretion of the Company's Board of Directors after taking into account various factors, including the Company's financial condition, operating results, current and anticipated cash needs and plans for expansion.

                                 CAPITALIZATION

         The following table sets forth, at May 14, 1999, (i) the actual capitalization of the Company (ii) the pro forma reflecting the contemporaneous private offering of 750,000 shares of Common Stock and the receipt of the subscription receivable and (iii) as adjusted to give effect to the sale by the Company of 25,000,000 Shares offered hereby, at the offering price of $0.00 per Share and after deducting other estimated offering expenses. This table should be read in conjunction with the consolidated financial statements of the Company and related notes included elsewhere in this Prospectus.

                                                                                                     May 14, 1999
                                                                                                     ------------
                                                                                      Actual          Pro Forma        As Adjusted
                                                                                      ------          ---------        -----------

Current portion of long term debt                                                   $       0         $       0        $         0
    Long term debt and other obligations, net of current portion                    $       0         $       0        $         0
Stockholders' equity
    Preferred Stock ($0.01 par value;  5,000,000  shares  authorized,  none                 -                 -                  -
      issued and outstanding)
    Common Stock, $ 0.01 value, 95,000,000 shares authorized;                       $ 250,000         $ 750,000        $ 1,000,000
      25,750,000 actual shares issued and outstanding; 50,750,000 shares issued and outstanding as adjusted
    Subscription Receivable                                                         $  (5,000)        $   5,000        $         0
    Accumulated Earnings                                                            $       0         $       0        $         0
    Total Stockholders' Equity                                                      $ 245,000         $ 755,000        $ 1,000,000
Total Capitalization                                                                $ 245,000         $ 755,000        $ 1,000,000



                              PLAN OF DISTRIBUTION

         The Shares will be offered and sold by the Company through its officers in accordance with and subject to the terms of this Offering.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

         The Company, a Florida corporation which was formed in April of 1999, intends to provide a premier Internet site dedicated to physician education, communication and information exchange. The following services and products are planned to be provided by the Company:

         * Free e-mail - each physician member of DoctorSurf.com will be provided an e-mail account (i.e., physician@DoctorSurf.com) upon initial registration at the Web site.

         * Discussion Forums -each physician member of DoctorSurf.com will have the ability to create and participate in Web forums that address a variety of medical issues, including new procedures and insurance.

         * Interactive chats - each physician member of DoctorSurf.com will have the choice of participating in real-time or delayed discussions on topics of their choice.

         * Integrated Bulletin Boards - physician members will have the opportunity to post comments on ongoing discussions or on topics of interest, give feedback or propose a subject to discuss.

         * Live Video Conferencing - members may participate in live video conferences with their favorite speakers.

         * Calendar & Personal Schedule - the DoctorSurf.com Web site will permit members to maintain their own personal calendar and schedule to keep track of important dates and events.

         * Live Medical Procedures - members will be provided with the unique and exciting opportunity to watch live medical procedures through state of the art Internet technology

         * Pearl of the Day - the DoctorSurf.com Web site will provide fun and informational daily pearls of wisdom on a variety of topics.

         The Company has entered into a technology agreement with Weblink Communications, Inc. for consulting and technology services related to its Web site for a lump-sum fee of $14,450 plus a monthly maintenance fee of $359 for co-hosting and maintaining the Web site. Under the agreement, Weblink Communications, Inc. will develop and launch a customized, interactive Web site. It will provide graphic art design, programming and layout services, implement secured encryption technologies, and create an e-mail solution for the Web site.

         Many existing computer systems and software products do not properly recognize dates after December 31, 1999. This Year 2000 problem could result in data corruption, system failures or disruptions of operations. The Company is subject to potential Year 2000 problems affecting our products and services, our internal systems, and the systems of third parties on whom we rely. The Company believes that the technology underlying our products and services will be Year 2000 compliant. However, we may discover errors or defects in our internal systems that may be unresolvable or that may result in material costs to us. Internal Year 2000 problems could negatively affect the Company's business, operating results and financial condition.

         The Company uses third-party equipment, software and content that may not be Year 2000 compliant. Although the Company may typically receive assurances from third parties that they are Year 2000 compliant, we do not independently verify their Year 2000 compliance. If third parties on whom we rely are not Year 2000 compliant, the Company' business could be adversely affected.

         The Company intends to outsource its work until it reaches a certain level of profitability. Currently, several employees work part-time for the Company. Dr. Sharma, while serving as President of the Company, is devoting only part of his time to that effort. Mr. Taneja also serves part-time in his capacity as Vice-President and Secretary to Drs. Kapil, Amin, Choudhry and Puri in their capacities as Vice-Presidents of the Company. It is anticipated that after an initial round of capital financing, the Company will employ several full-time employees.

         The Company believes that its available cash and cash equivalents as well as cash generated from operations and its available credit line will be sufficient to meet the Company's cash requirements for the current fiscal year. The Company's operations currently and in the foreseeable future are not expected to be affected materially by inflation.

ANY FORWARD LOOKING STATEMENTS OF MANAGEMENT CONTAINED IN THIS DOCUMENT HAVE BEEN COMPILED ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION OR WARRANTY REGARDING FUTURE OPERATING RESULTS OF THE COMPANY IS TO BE INFERRED FROM ANY FORWARD LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT.

                                    BUSINESS

Introduction

         The Company was incorporated in April 1999 to provide a premier Internet Web site for physicians that is dedicated to physician education, communication and information exchange using state of the art technology, security, physician authentication and a combination of Internet protocols. The Company is actively working on activating its DoctorSurf.com Web site during the third quarter of 1999.

Industry

         The Internet is a rapidly growing, exciting new means of communicating, accessing information and engaging in commerce. Several factors have led to the growth of the Internet, including the expanding use of personal computers in many homes and businesses, easy and affordable accessibility to information, technology developments permitting faster and user-friendly Internet connections, and increased awareness of the Internet among consumer and business users.

         Medical information is one of the fastest growing areas of interest on the Internet. Physicians who would like to obtain up-to-date information relevant to their practices and communicate with their colleagues can make use of the Internet to satisfy their information and communication needs. The Company will offer a Web site that meets those needs by providing physicians fast and simple access to a variety of communications and information functions. Also, the Company believes that healthcare and pharmaceutical companies will have an increasing interest in using online advertising to reach target groups that reflect appealing and compatible demographics.

Products and Services

         The primary focus of the Company's business is to provide an education and communication forum for physicians that have an interest in sharing ideas and information, discussing clinical cases and the latest techniques with their colleagues, and participating in CME courses to obtain required educational credits easily and conveniently. Through various national marketing efforts, physicians will be encouraged to visit the DoctorSurf.com Web site and to experience and enjoy all of the benefits the Web site has to offer.

         To ensure a private community of physicians, the Company will require each member to provide their name, credentials, medical license and/or DEA number. Upon registration at the Web site, the information will be verified and the medical license and/or DEA number will be matched electronically against a database to qualify the physician for membership. Once inside the Web site, physician members may participate in a wide range of available features, from viewing clinical techniques to updating their personal and professional calendars. Member physicians will also be given a discount on all products and services from the many industry alliances and strategic companies that will promote the Web site. The Web site will permit physicians to quickly access comprehensive physician reference databases, journals and directories to help them in their practices. Member physicians will also be able to share experiences and exchange information in a private environment with other members through e-mail, real-time discussions or message boards.

Strategic Alliances; Expansion of Business

         The Company intends to develop strategic alliances with medical industry providers and professional medical associations to establish a synergistic network for interrelated services that could be offered at an attractive discount to DoctorSurf.com members. These same alliances will also provide online advertising prospects for the Company.

Contractual Arrangements

         The Company has entered into a technology agreement with WebLink Communications, Inc. to create and implement a secure, state-of-the-art
Web site for a lump-sum fee of $14,450 plus a monthly maintenance fee of $359 for co-hosting and maintaining the Web site.

Key Market

         The Company's services are targeted to physicians who have an interest in communicating with their colleagues and obtaining up-to-date information relevant to their practices.

Information Systems and the Year 2000

         Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems or software used by many companies or both may need to be upgraded to comply with "Year 2000" requirements. The Company has entered into a contract with WebLink Communications to create and implement its Web site, and the Company believes that the computers and off-the-shelf software it will use will be Year 2000 compliant.

Competition

         Due to the rapid expansion of the Internet, the market for Internet services and products is intensely competitive and rapidly changing. The Company competes, directly and indirectly, for subscribers, and advertisers with other online services or Web sites targeted to the healthcare industry generally.

         The Company believes that the central factors for attracting and retaining physician subscribers are the depth, breadth and timeliness of services and content, the ability of DoctorSurf.com to offer interesting and compelling services and content, ease of use and name recognition. The Company believes that the principal factors that will attract advertisers to DoctorSurf.com are the number of physician subscribers, the aggregate traffic on the Web site, the demographics of the physician subscribers and creativity in advertising placement on the site. To be competitive, the Company must respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. There can be no assurance that the Company will be successful in using new technologies effectively for adapting its Web site and technology to subscriber needs.

         Many of the Company's current and potential competitors have greater resources to devote to the development and promotion of their Web sites in terms of a longer operating history, greater financial, technical and marketing resources, wider name recognition, and larger subscriber bases that in turn generate a greater ability to attract subscribers and advertisers. There can be no assurance that the Company will be able to compete successfully against current and future competitors, or that competitive pressures faced by the Company will not have a material adverse effect on its business, financial condition and operating results.

Personnel

         The Company intends to outsource its work until it reaches a certain level of profitability. Currently, several employees work part-time for the Company. Dr. Sharma, while serving as President of the Company, is devoting only part of his time to that effort. Mr. Taneja also serves part-time in his capacity as Vice-President and Secretary as do Drs. Kapil, Amin and Choudhry in their capacities as Vice-Presidents of the Company. Mr. Taneja and Dr. Kapil also serve part-time in their capacities as Vice-President and Secretary and Vice-President, respectively. It is anticipated that after an initial round of capital financing, the Company will employ several full-time employees.

Legal Proceedings

         As of the date of this Prospectus, the Company is not a party to any material legal proceedings. Notwithstanding this, from time to time, the Company may be involved in material litigation.

                                   MANAGEMENT

Directors and Executive Officers

         The directors, executive officers, and key employees of the company and their ages and positions held with the Company are as follows:

Name                              Age     Positions                       Term
----                              ---     ---------                       ----
Rakesh K. Sharma, M.D.             42    Member of Board, President      Has served as director since April, 1999;
                                                                         term expires in 2000

Jugal K. Taneja                    55    Member of Board,                Has served as director since April, 1999;
                                         Vice-President and Secretary    term expires in 2000

Sanjiv Kapil, M.D.                 31    Vice-President                  Has served as an officer since May 18, 1999;
                                                                         term expires in 2000

Mahesh Amin, M.D.                  43    Vice-President                  Has served as an officer since May 18, 1999;
                                                                         term expires in 2000

Umesh Choudhry, M.D.               38    Vice-President                  Has served as an officer since May 18, 1999;
                                                                         term expires in 2000

R.S. Puri, M.D.                    63    Vice-President                  Has served as an officer since May 18, 1999;
                                                                         term expires in 2000

Martin A. Traber                   53    Member of Board                 Has served as director since April, 1999;
                                                                         term expires in 2000


         Each of the Company's directors is elected at the annual meeting of stockholders and serves until the annual meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. No compensation is currently paid to directors for their service on the Board.

         Dr. Rakesh K. Sharma is the Company's President and serves on the Board of Directors. He is a cardiologist and is a member of the medical staff of several hospitals in the Tampa Bay, Florida area. Dr. Sharma is on the Board of Directors of Dynamic Health Products, Inc.

         Jugal K. Taneja is a Vice-President of the Company and is the Company's Secretary. He also serves on the Board of Directors. From November 1991 until December 1998, he also served as the Chairman of the Board and Chief Executive Officer of NuMED Home Health Care, Inc., a provider of home health care services and contract staffing of health care employees. From June 1993 until March 1998, he was also the Chief Executive Officer of National Diagnostics, Inc., a provider of medical diagnostic services. NuMED Home Health Care, Inc. and National Diagnostics, Inc., are publicly traded companies. Mr. Taneja is also the Chairman of the Board of Nutriceuticals.com, Inc., a public company engaged in e-commerce.

         Dr. Sanjiv Kapil is a Vice-President of the Company. Dr. Kapil is a rheumatologist and is currently practicing in a multi-specialty group at a clinic in the Tampa Bay, Florida area.

         Dr. Mahesh Amin is a Vice-President of the Company. Dr. Amin is a cardiologist in private practice in Clearwater, Florida.

         Dr. Umesh Choudhry is a Vice-President of the Company. Dr. Choudhry is a gastroenterologist in Clearwater, Florida, and serves as the President of Advanced Digestive Care.

         Dr. R.S. Puri is a Vice-President of the Company. Dr. Puri is a general practitioner with offices in Lakeland and Winter Haven, Florida.

         Martin A. Traber serves on the Company's Board of Directors. He has been a partner in the law firm of Foley & Lardner since August 1994. Prior to joining Foley & Lardner, Mr. Traber was a partner in the law firm of Arter & Hadden were he served for 10 years on the firm's management committee and was national chairman of the business and corporate departments and of the marketing and business development committee. Mr. Traber has over 27 years of experience in corporate finance and securities law.

         The Company has not yet obtained directors' and officers' insurance, but is in the process of taking quotes and will proceed to obtain such insurance if it is available on a cost-effective basis.

Employees

         The Company intends to outsource its work until it reaches a certain level of profitability. Currently, several employees work part-time for the Company. Dr. Sharma, while serving as President of the Company, is devoting only part of his time to that effort. Mr. Taneja also serves part-time in his capacity as Vice-President and Secretary to Drs. Kapil, Amin, Choudhry and Puri in their capacities as Vice-Presidents of the Company. It is anticipated that after an initial round of capital financing, the Company will employ several full-time employees.

Executive Compensation

         No compensation is currently paid to officers of the Company.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 28, 1999, and as adjusted to reflect the sale of the Shares offered hereby by the Company, by (i) each person who is known to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Company's officers, and (iv) all directors and executive officers of the Company as a group:

                                                                                          Percentage
                                                                                      Beneficially Owned
                                                                                      ------------------
    Name and Address of                              Number of                   Prior to                 After
    Beneficial Owner(1)                               Shares                     Offering                Offering
    -------------------                              ---------                   --------                --------

Rakesh K. Sharma                                      5,000,000                   19.42%                   9.85%
1819 Alicia Way
Clearwater, FL  33764

21st Century Health Care Fund                         2,500,000                    9.71%*                  4.93%
7270 Sawgrass Point Drive
Pinellas Park, FL  33782

Carnegie Capital Ltd.                                 2,500,000                    9.71%*                  4.93%
7270 Sawgrass Point Drive
Pinellas Park, FL  33782

John Armbruster                                       2,500,000                    9.71%                   4.93%
665 Bay Esplanade #4
Clearwater, FL  33767

Brod Living Trust                                     2,500,000                    9.71%                   4.93%
1 Cedar Glen Drive
Blairstown, NJ  07825

Stephen M. Watters                                    2,500,000                    9.71%                   4.93%
6950 Bryan Diary Road
Largo, FL  33777

R.S. Puri                                             1,000,000                    3.88%                   1.97%
1209 Lakepoint Terrace
Lakeland, FL  33813

Mahesh Amin                                           1,000,000                    3.88%                   1.97%
1802 Nottingham Care
Clearwater, FL  33764

Sanjiv Kapil                                          1,000,000                    3.88%                   1.97%
207 S. Coolidge Avenue
Tampa, FL  33609

Jugal K. Taneja                                        900,000                     3.5%*                   1.77%*
7270 Sawgrass Point Drive
Pinellas Park, FL  33782

Umesh Choudhry                                         500,000                     1.94%                    .99%
7920 Oliver Road
Largo, FL  33777

All current directors and officers as a             14,400,000                    55.92%                  28.37%
group (seven persons)


* Mr. Taneja is the beneficial owner of all of the shares owned by 21st Century Health Care Fund and Carnegie Capital Ltd., and with those entities, beneficially owns 22.91% of the Company's Common Stock prior to the offering and 11.63% after the offering.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Facilities

         Currently, the Company's operations are located at facilities located at 6950 Bryan Dairy Rd., Largo, FL 33777, owned by Dynamic Health Products, Inc. Jugal K. Taneja, who is a director and a Vice-President of the Company, controls that company. No rent will be charged for the Company's use of those facilities during the Company's initial development phase. The Company plans to move to different facilities after initial financing is obtained.

Sales to Officers and Directors

         The Company has issued shares of its Common Stock to the following officers and directors who were founders of the Company at a price of $.01 per share:

       Name                                           Position                                          Number of Shares
       ----                                           --------                                          ----------------

Rakesh K. Sharma, M.D.                      Member of Board, President                                      5,000,000

Jugal K. Taneja*                            Member of Board, Vice-President and Secretary                     900,000

Sanjiv Kapil, M.D.                          Vice-President                                                  1,000,000

Mahesh Amin, M.D.                           Vice-President                                                  1,000,000

Umensh Choudhry, M.D.                       Vice-President                                                    500,000

R.S. Puri, M.D.                             Vice-President                                                  1,000,000


* Mr. Taneja is also the beneficial owner of an additional 5,000,000 shares that were sold to 21st Century Health Care Fund and Carnegie Capital Ltd. at a price of $.01 per share.

                            DESCRIPTION OF SECURITIES

Common Stock

         The Company is authorized to issue up to 95,000,000 shares of Common Stock, par value $.01 per share. In April 1999, the Company issued 25,000,000 shares of Common Stock to eighteen founders of the Company. Also, the Company is contemporaneously offering 750,000 Shares in a private placement exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933. The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote at a meeting of stockholders, and except as provided by resolutions of the Company's Board of Directors providing for the issuance of any class or series of Preferred Stock, the exclusive voting power for all purposes is vested in the holders of Common Stock.

         Subject to the preferential rights of holders of Preferred Stock as provided by resolutions of the Company's Board of Directors authorizing the issuance of any class of Preferred Stock, holders of Common Stock are entitled to receive their pro rata share, based upon the number of shares held by them, of such dividends or other distributions as may be declared by the Board of Directors. In the event of a liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after the payment or provision of the Company's debts and other liabilities and the liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, when issued, validly issued, fully paid and nonassessable.

         After completion of the Offering and the contemporaneous private offering, 50,750,000 shares of Common Stock will be issued and outstanding.

Preferred Stock

         The Company's Articles of Incorporation authorize the Board of Directors to provide by resolution for the issuance from time to time of up to 5,000,000 shares of Preferred Stock in one or more class or series, with such special rights and preferences, including but not limited to dividend or liquidation preferences, voting rights and redemption rights, anti-dilution rights or conversion rights, as the Board may specify.

         As of the date of this prospectus, the Board of Directors has not authorized the issuance of any class or series of Preferred Stock and no shares of Preferred Stock are issued or outstanding.

                             MARKET FOR COMMON STOCK

         There is no public trading market for the Common Stock. Currently, there are forty holders of record for the Common Stock. No cash dividends have ever been declared on the Common Stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of the Offering and the contemporaneous private offering, the Company will have 50,750,000 shares of Common Stock outstanding. The 25,000,000 shares of Common Stock sold in the Offering will be freely tradable without restriction or further registration under the Securities
Act, except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Affiliates'), may generally be sold only in compliance with certain limitations of Rule 144 described below. The remaining approximately 25,750,000 shares of Common Stock will be deemed "Restricted Shares" under Rule 144. None of the Restricted Shares are eligible for sale in the public market immediately after the Offering under Rule 144(k) under the Securities Act.

         In general, under Rule 144 as recently amended, beginning approximately 90 days after the effective date of the Registration Statement of which this Prospectus is a part, a stockholder, including an Affiliate, who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate, is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 507,500 immediately after the Offering) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate of the Company, a stockholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate of the Company for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144.

         Prior to the Offering, there has been no public market for the Shares. No prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. The Company is unable to estimate the number of shares that may be sold in the public market pursuant to Rule 144, since this will depend on the market price of the Common Stock, the personal circumstances of the sellers, and other factors. Nevertheless, sales of significant amounts of the Common Stock of the Company in the public market could adversely affect the market price of the Common Stock and could impair the Company's ability to raise capital through an offering of its equity securities.

                                     EXPERTS

         The balance sheet of DoctorSurf.com, Inc. as of May 14, 1999, appearing in this Prospectus and the Registration Statement has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         Foley & Lardner will pass upon certain legal matters for the Company.

                             ADDITIONAL INFORMATION

         The Company has filed a Registration Statement on Form SB-2 under the Securities Act with the Commission in Washington, D.C. with respect to the securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any agreement or any other document referred to are not necessarily complete, and in each instance, if such agreement or document is filed as an exhibit, reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.


No person has been authorized to give any information
or to make any representation in connection with this
offering other than those contained in this Prospectus
and, if given or made, such information or representation
must not be relied upon as having been authorized by the
Company or any other person. This Prospectus does not
constitute an offer to sell or a solicitation of an
offer to buy any security  other than the  securities                             25,000,000 SHARES
to   which   it   relates,   or  an  offer  to  or  a
solicitation of any person in any jurisdiction  where
such an offer  or  solicitation  would  be  unlawful.
Neither the delivery of this  Prospectus nor any sale                            DOCTORSURF.COM, INC.
made hereunder shall, under any circumstance,  create
any implication  that there has been no change in the
affairs of the Company  since the date hereof or that
the  information  herein  is  correct  as of any time
subsequent to the date hereof.

                  ------------------

                   TABLE OF CONTENTS
                                                Page
                                                ----
Summary                                           6
Risk Factors                                      7                                  _____________
The Company                                      13
Use of Proceeds                                  13                                      [LOGO]
Dividend Policy                                  13
Capitalization                                   13                                  _____________
Plan of Distribution                             13
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations                      14
Business                                         16
Management                                       18
Principal Stockholders                           19
Certain Relationships and Related Transactions   20
Description of Securities                        21
Market for Common Stock                          22
Shares Eligible for Future Sale                  22
Experts                                          22
Legal Matters                                    22
Additional Information                           23

Until July 9, 1999 (25 days after the date of this Prospectus), all dealers effecting transactions in the Shares offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of DoctorSurf.com, Inc.:

We have audited the accompanying balance sheet of DoctorSurf.com, Inc. (the "Company") as of May 14, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as of May 14, 1999 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Tampa, Florida

May 19, 1999

DOCTORSURF.COM, INC.

BALANCE SHEET
AS OF MAY 14, 1999
--------------------------------------------------------------------------------

ASSETS

CASH AND CASH EQUIVALENTS                                              $245,000
                                                                       ========

LIABILITIES AND SHAREHOLDERS' EQUITY


SHAREHOLDERS' EQUITY:

Preferred stock, $.01 par value - 5,000,000 shares authorized;
  No shares issued or outstanding                                      $      -
Common Stock, $.01 par value - 95,000,000 shares authorized;
  25,000,000 shares issued and outstanding                              250,000
Subscription Receivable                                                  (5,000)
                                                                       --------

         Total shareholders' equity                                    $245,000
                                                                       ========


See notes to balance sheet

DOCTORSURF.COM, INC.
NOTES TO BALANCE SHEET
AS OF MAY 14, 1999

    1.    ORGANIZATION AND NATURE OF BUSINESS
          DoctorSurf.com, Inc. (the "Company") was formed pursuant to the Florida Business Corporation Act on April 15, 1999. The Company was incorporated to provide a premier Internet web site for doctors that are dedicated to doctor education, communication, and information exchange using state-of-the-art technology, security, doctor authentication, and a combination of Internet protocols. The Company is actively working on activating its web site during the third quarter of 1999.

    2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          Cash Equivalents - The Company considers investments with original maturities of three months or less to be cash equivalents.

    3.    SUBSCRIPTION RECEIVABLE
          On May 14, 1999, sixteen individuals purchased 25,000,000 common shares of the Company in exchange for $245,000 in cash and a receivable for $5,000. The $5,000 receivable is shown as a subscription receivable in the accompanying balance sheet.

    4.    SUBSEQUENT EVENT
          The Company is in the process of preparing a private placement memorandum for the issuance of 750,000 shares for an estimated price of $1 per share.

                                   * * * * * *




                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Florida Corporation Law provides that a Florida corporation has the power to indemnify any person who is a party to any proceeding by (other than an action by, or in the right of the corporation) reason of the fact that the person was a director, officer, employee or agent of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Article IX of the Company's Bylaws provides indemnification to the Company's directors and officers for any action, suit or proceeding of any nature that involves such person by reason of the fact that he or she is or was a director or officer of the Company.

Item 25. Other Expenses of Issuance and Distribution

  Securities and Exchange Commission filing fee..............  $          6,950
  Printing and engraving expenses............................  $         10,000
  Accountants' fees and expenses.............................  $          2,500
  Legal fees and expenses....................................  $         40,000
                                                                ===============
                  Total......................................  $         59,450

         The Company will pay all of the fees, costs and expenses set forth above. Other than the SEC filing fee, all fees and expenses are estimated.

Item 26. Recent Sales of Unregistered Securities

         In April 1999, the Company issued a total of 25,000,000 shares of Common Stock to eighteen founders of the Company at $.01 per share. The
Company is also offering, contemporaneous with this Offering, a total of 750,000 shares of Common Stock at $1.00 per share to accredited investors in a private placement exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933.

Item 27. Exhibits


Exhibit
Number                                 Exhibit Description
-------                                -------------------

3.1a               Articles of Incorporation of the Registrant.

3.1b Articles of Amendment to Articles of Incorporation of the Registrant

3.2                By-laws of the Registrant.

*5.1               Opinion of Foley & Lardner regarding legality

*10.1              Material Contracts

*23.1              Consent of Foley & Lardner (included in Exhibit 5.1).

23.2               Consent of Deloitte & Touche

24.1 Power of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement).

27                 Financial Data Schedule

                  *To be filed by amendment.

Item 28.  Undertakings

         The undersigned small business issuer hereby undertakes as follows:

                  (a)      The small business issuer will:

                           (1)      file, during any period in which offers or
sales of securities are being made, a post-effective amendment to this Registration Statement to:

                                    (i)  Include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) Reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.); and

                                   (iii) Include any additional or changed
material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2)      For the purpose of determining any liability
under the Securities Act of 1933, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                           (3)      File a post-effective amendment to remove
from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, State of Florida, on this 11th day of June, 1999.


                                            DOCTORSURF.COM, INC.


                                            By:  /s/ Rakesh K. Sharma
                                               ---------------------------------
                                               Rakesh K. Sharma, President and
                                               Member of the Board of Directors

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Rakesh K. Sharma, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any Registration Statement filed pursuant to Rule 462(b) of the Securities Act prepared in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                        Title                 Date
---------                                        -----                 ----

                           President and Director (Principal       June 11, 1999
/s/ Rakesh K. Sharma       Executive Officer)
----------------------
Rakesh K. Sharma

                           Vice President and Director (Principal  June 11, 1999
/s/ Jugal K. Taneja        Financial and Accounting Officer)
----------------------
Jugal K. Taneja

                           Vice President and Director             June 11, 1999
/s/ Martin A. Traber
----------------------
Martin A. Traber